CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 10, 2000 accompanying the financial statements of Pennsylvania Insured Municipal Bond Trust, Series 2 as of December 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 21 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant THORNTON LLP


Chicago, Illinois
April 24, 2000